UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2005

LIBERTY STAR GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50071

(Commission File Number)

90-0175540

(IRS Employer Identification No.)

2766 N. Country Club Road, Tucson, Arizona 85716

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 520-721-1375

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 16, 2005 the Registrant issued a News Release announcing that the Registrant has acquired by staking 213 standard Federal lode mining claims, 15 blocks of such claims covering 26 breccia pipe targets on the Colorado Plateau Province of Northern Arizona. This project is known as North Pipes and it is targeted specifically for high-grade uranium mineralization. The mineralization (ore-type) type and mineral province is relatively recently recognized. The area has produced some 26 million pounds of uranium. These breccia pipe hosted mineral occurrences are quite high grade, in relation to many uranium producers past and present, with a potential average grade for ore bearing pipes estimated by the US Geological Survey at about 0.7% to 0.8% suggesting a content of such ore of about 14 pounds or more of uranium per ton. At current prices this is approximately equivalent in value to an ounce of gold per ton. The claims are owned 100% by the Registrant and are subject to no royalties.

Item 9.01. Financial Statements and Exhibits.

D/ljm/727732.1

99.1	News Release dated June 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR GOLD CORP.

/s/ James Briscoe

James Briscoe, President

Date: June 17, 2005